                                                                     EXHIBIT 4.7


================================================================================


                               YELLOW CORPORATION


               3.375% Contingent Convertible Senior Notes due 2023

                                   ----------

                                    INDENTURE

                          Dated as of November 25, 2003

                                   ----------

                      Deutsche Bank Trust Company Americas


                                     TRUSTEE


================================================================================

                              CROSS-REFERENCE TABLE

TIA                                                                                    Indenture
Section                                                                                 Section
-------                                                                                ---------

310  (a)(1).....................................................................        7.10
     (a)(2).....................................................................        7.10
     (a)(3).....................................................................        N.A.
     (a)(4).....................................................................        N.A.
     (a)(5).....................................................................        N.A.
     (b)........................................................................        7.08, 7.10
     (c)........................................................................        N.A.
311  (a)........................................................................        7.11
     (b)........................................................................        7.11
     (c)........................................................................        N.A.
312  (a)........................................................................        2.05
     (b)........................................................................        12.03
     (c)........................................................................        12.03
313  (a)........................................................................        7.06
     (b)(1).....................................................................        7.06
     (b)(2).....................................................................        7.06
     (c)........................................................................        7.06
     (d)........................................................................        7.06
314  (a)........................................................................        4.02, 4.03
     (b)........................................................................        N.A.
     (c)(1).....................................................................        12.04
     (c)(2).....................................................................        12.04
     (c)(3).....................................................................        N.A.
     (d)........................................................................        N.A.
     (e)........................................................................        12.05
     (f)........................................................................        N.A.
315  (a)........................................................................        7.01(b)
     (b)........................................................................        7.05
     (c)........................................................................        7.01
     (d)........................................................................        7.01(c)
     (e)........................................................................        6.11
316  (a)(1)(A)..................................................................        6.05
     (a)(1)(B)..................................................................        6.04
     (a)(2).....................................................................        N.A.
     (b)........................................................................        6.07
     (c)........................................................................        1.05(e)
317  (a)(1).....................................................................        6.08
     (a)(2).....................................................................        6.09
     (b)........................................................................        2.04
318  (a)........................................................................        N.A.

----------

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

                                TABLE OF CONTENTS


                                                                                                                Page
                                                                                                                ----

                                                      ARTICLE I

                                     DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.........................................................................................1
SECTION 1.02. Other Definitions...................................................................................5
SECTION 1.03. Incorporation by Reference of Trust Indenture Act...................................................6
SECTION 1.04. Rules of Construction...............................................................................7
SECTION 1.05. Acts of Holders.....................................................................................7

                                                     ARTICLE II

                                                   THE SECURITIES

SECTION 2.01. Form and Dating.....................................................................................8
SECTION 2.02. Execution and Authentication.......................................................................10
SECTION 2.03. Registrar, Paying Agent and Conversion Agent.......................................................10
SECTION 2.04. Paying Agent to Hold Money in Trust................................................................11
SECTION 2.05. Securityholder Lists...............................................................................11
SECTION 2.06. Transfer and Exchange..............................................................................11
SECTION 2.07. Replacement Securities.............................................................................13
SECTION 2.08. Outstanding Securities; Determinations of Holders' Action..........................................14
SECTION 2.09. Temporary Securities...............................................................................14
SECTION 2.10. Cancellation.......................................................................................15
SECTION 2.11. Persons Deemed Owners..............................................................................15
SECTION 2.12. Global Securities..................................................................................15
SECTION 2.13. CUSIP Numbers......................................................................................18

                                                     ARTICLE III

                                              REDEMPTION AND PURCHASES

SECTION 3.01. Right To Redeem; Notices To Trustee................................................................18
SECTION 3.02. Selection of Securities to Be Redeemed.............................................................18
SECTION 3.03. Notice of Redemption...............................................................................19
SECTION 3.04. Effect of Notice of Redemption.....................................................................20
SECTION 3.05. Deposit of Redemption Price........................................................................20
SECTION 3.06. Securities Redeemed in Part........................................................................20
SECTION 3.07. Reserved...........................................................................................20
SECTION 3.08. Purchase of Securities at Option of the Holder.....................................................20

                                                                                                                Page
                                                                                                                ----

SECTION 3.09. Purchase of Securities at Option of the Holder upon Change in Control..............................23
SECTION 3.10. Effect of Purchase Notice or Change in Control Purchase Notice.....................................26
SECTION 3.11. Deposit of Purchase Price or Change in Control Purchase Price......................................27
SECTION 3.12. Securities Purchased in Part.......................................................................27
SECTION 3.13. Covenant to Comply with Securities Laws upon Purchase of Securities................................27
SECTION 3.14. Repayment to the Company...........................................................................28

                                                     ARTICLE IV

                                                      COVENANTS

SECTION 4.01. Payment of Securities..............................................................................28
SECTION 4.02. SEC and Other Reports..............................................................................29
SECTION 4.03. Compliance Certificate.............................................................................29
SECTION 4.04. Further Instruments and Acts.......................................................................29
SECTION 4.05. Maintenance of Office or Agency....................................................................29
SECTION 4.06. Delivery of Certain Information....................................................................30
SECTION 4.07. Tax Treatment of Securities........................................................................30
SECTION 4.08. Liquidated Damages.................................................................................31

                                                      ARTICLE V

                                                SUCCESSOR CORPORATION

SECTION 5.01. When the Company May Merge or Transfer Assets......................................................31

                                                     ARTICLE VI

                                                DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default..................................................................................32
SECTION 6.02. Defaults and Remedies..............................................................................33
SECTION 6.03. Other Remedies.....................................................................................34
SECTION 6.04. Waiver of Past Defaults............................................................................34
SECTION 6.05. Control by Majority................................................................................35
SECTION 6.06. Limitation on Suits................................................................................35
SECTION 6.07. Rights of Holders to Receive Payment...............................................................35
SECTION 6.08. Collection Suit by Trustee.........................................................................36
SECTION 6.09. Trustee May File Proofs of Claim...................................................................36
SECTION 6.10. Priorities.........................................................................................37
SECTION 6.11. Undertaking for Costs..............................................................................37
SECTION 6.12. Waiver of Stay, Extension or Usury Laws............................................................37

                                                                                                                Page
                                                                                                                ----

                                                     ARTICLE VII

                                                       TRUSTEE

SECTION 7.01. Duties of Trustee..................................................................................38
SECTION 7.02. Rights of Trustee..................................................................................39
SECTION 7.03. Individual Rights of Trustee.......................................................................41
SECTION 7.04. Trustee's Disclaimer...............................................................................41
SECTION 7.05. Notice of Defaults.................................................................................41
SECTION 7.06. Reports by Trustee to Holders......................................................................41
SECTION 7.07. Compensation and Indemnity.........................................................................42
SECTION 7.08. Replacement of Trustee.............................................................................42
SECTION 7.09. Successor Trustee by Merger........................................................................43
SECTION 7.10. Eligibility; Disqualification......................................................................43
SECTION 7.11. Preferential Collection of Claims Against Company..................................................44

                                                    ARTICLE VIII

                                               DISCHARGE OF INDENTURE

SECTION 8.01. Discharge of Liability on Securities...............................................................44
SECTION 8.02. Repayment to the Company...........................................................................44

                                                     ARTICLE IX

                                                     AMENDMENTS

SECTION 9.01. Without Consent of Holders.........................................................................44
SECTION 9.02. With Consent of Holders............................................................................45
SECTION 9.03. Compliance with Trust Indenture Act................................................................46
SECTION 9.04. Revocation and Effect of Consents..................................................................46
SECTION 9.05. Notation on or Exchange of Securities..............................................................47
SECTION 9.06. Trustee to Sign Supplemental Indentures............................................................47
SECTION 9.07. Effect of Supplemental Indentures..................................................................47

                                                      ARTICLE X

                                                     CONVERSIONS

SECTION 10.01. Conversion Privilege..............................................................................47
SECTION 10.02. Conversion Procedure..............................................................................50
SECTION 10.03. Adjustments Below Par Value.......................................................................52
SECTION 10.04. Taxes on Conversion...............................................................................52
SECTION 10.05. Company to Provide Stock..........................................................................52
SECTION 10.06. Adjustment of Conversion Price....................................................................54

                                                                                                                Page
                                                                                                                ----

SECTION 10.07. No Adjustment.....................................................................................58
SECTION 10.08. Equivalent Adjustments............................................................................59
SECTION 10.09. Adjustment for Tax Purposes.......................................................................59
SECTION 10.10. Notice of Adjustment..............................................................................59
SECTION 10.11. Notice of Certain Transactions....................................................................59
SECTION 10.12. Effect of Reclassification, Consolidation, Merger, Share Exchange or Sale on Conversion Privilege.60
SECTION 10.13. Trustee's Disclaimer..............................................................................61
SECTION 10.14. Voluntary Reduction...............................................................................61
SECTION 10.15. Simultaneous Adjustments..........................................................................61

                                                     ARTICLE XI

                                                     GUARANTEES

SECTION 11.01. Guarantees........................................................................................62
SECTION 11.02. Limitation on Liability...........................................................................65
SECTION 11.03. Execution and Delivery of Guarantees..............................................................65
SECTION 11.04. When a Guarantor May Merge, etc...................................................................66
SECTION 11.05. No Waiver.........................................................................................66
SECTION 11.06. Modification......................................................................................66
SECTION 11.07. Release of Guarantor..............................................................................66
SECTION 11.08. Execution of Supplemental Indentures for Future Guarantors........................................67

                                                     ARTICLE XII

                                                    MISCELLANEOUS

SECTION 12.01. Trust Indenture Act Controls......................................................................67
SECTION 12.02. Notices...........................................................................................67
SECTION 12.03. Communication by Holders with Other Holders.......................................................68
SECTION 12.04. Certificate and Opinion as to Conditions Precedent................................................69
SECTION 12.05. Statements Required in Certificate or Opinion.....................................................69
SECTION 12.06. Separability Clause...............................................................................70
SECTION 12.07. Rules by Trustee, Paying Agent, Conversion Agent and Registrar....................................70
SECTION 12.08. Legal Holidays....................................................................................70
SECTION 12.09. Governing Law.....................................................................................70
SECTION 12.10. No Recourse Against Others........................................................................70
SECTION 12.11. Successors........................................................................................70
SECTION 12.12. Multiple Originals................................................................................71

EXHIBITS

Exhibit A-1 - Form of Global Security
Exhibit A-2 - Form of Certificated Security
Exhibit B   - Transfer Certificate
Exhibit C   - Form of Supplemental Indenture

                  INDENTURE dated as of November 25, 2003 between YELLOW CORPORATION, a Delaware corporation (the "Company"), certain of the Company's subsidiaries signatory hereto (each a "Guarantor," collectively, the "Guarantors") and Deutsche Bank Trust Company Americas, a New York banking corporation duly organized and existing under the laws of the State of New York (the "Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 3.375% Contingent Convertible Senior Notes Due 2023 ("Notes"):

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.01. Definitions.

                  "144A Global Security" means a Global Security in the form of the Security attached hereto as Exhibit A-1 that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A under the Securities Act.

                  "Adjusted Net Assets" of a Guarantor at any date means the amount by which the fair value of the assets and Property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Guarantee, of such Guarantor at such date.

                  "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "Control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

                  "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

                  "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

                  "Board Resolution" means a copy of one or more resolutions, certified by an Officer of the Company to have been duly adopted or consented to by the applicable Board of Directors and to be in full force and effect, and delivered to the Trustee.

                  "Business Day" means, with respect to any Security, a day that in the City of New York is not a day on which banking institutions are authorized by law or regulation to close.

                  "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

                  "Certificated Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-2.

                  "Common Stock" shall mean shares of the Company's Common Stock, $1.00 par value per share, as they exist on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

                  "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                  "Company Order" means a written request or order signed in the name of the Company by any two Officers and delivered to the Trustee.

                  "Corporate Trust Office" means the office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date hereof is located at 60 Wall Street, New York, New York 10005, Attention: Corporate Trust and Agency Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Domestic Subsidiary" means a Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory or possession of the United States.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

                  "Global Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-1, and to the extent that such Securities are required to bear the Legend required by Section 2.06 such Securities will be in the form of a 144A Global Security.

                  "Guarantee" means an unconditional guaranty of the Notes given by any Subsidiary pursuant to the provisions of Article 11 of this Indenture.

                  "Guarantor" means (i) Yellow Dot Com Subsidiary, Inc., Meridian IQ, LLC, Yellow GPS, LLC, Globe.com Lines, Inc., MegaSys, Inc., Yellow Transportation, Inc., Mission Supply Co., Yellow Technologies, Inc., Yellow Redevelopment Corp., and Yellow Relocation Services, Inc., (ii) each Subsidiary that executes and delivers a Guarantee pursuant to Section 11.08 hereof and
(iii) each Subsidiary that otherwise executes and delivers a Guarantee, in each case, until such time as such Subsidiary is released from its Guarantee in accordance with the provisions of this Indenture.

                  "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

                  "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

                  "Initial Purchasers" shall mean Deutsche Bank Securities Inc., Banc One Capital Markets, Inc., Fleet Securities, Inc. and SunTrust Capital Markets, Inc.

                  "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

                  "Liquidated Damages" has the meaning set forth in the Registration Rights Agreement dated as of November 25, 2003 among the Company, the Guarantors party thereto and the Initial Purchasers.

                  "Obligations" means, with respect to any indebtedness, any obligation thereunder, including, without limitation, principal, premium and interest (including post-petition interest thereon), penalties, fees, cost, expenses, indemnifications, reimbursements, damages and other liabilities.

                  "Officer" means the Vice Chairman and Chief Executive Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or any Assistant Secretary of the Company.

                  "Officers' Certificate" means a written certificate containing the information specified in Sections 12.04 and 12.05, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.03 shall be signed by the Treasurer or Chief Financial Officer of the Company but need not contain the information specified in Sections 12.04 and 12.05.

                  "Opinion of Counsel" means a written opinion containing the information specified in Section 12.04 and 12.05, from legal counsel who is acceptable to the Trustee in its reasonable discretion. The counsel may be an employee of, or counsel to, the Company or the Trustee.

                  "Person" or "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

                  "Principal Amount" or "principal amount" of a Security means the Principal Amount as set forth on the face of the Security.

                  "Redemption Date" or "redemption date" shall mean the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

                  "Redemption Price" or "redemption price" shall have the meaning set forth in paragraph 5 of the Securities.

                  "Responsible Officer" means, when used with respect to the Trustee, any managing director, director, vice president, assistant vice president, assistant treasurer, assistant secretary, associate or any other officer within the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject.

                  "Restricted Security" means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibits A-1 and A-2 of this Indenture.

                  "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

                  "SEC" means the Securities and Exchange Commission.

                  "Security" or "Securities" means any of the Company's 3.375% Contingent Convertible Senior Notes Due 2023, as amended or supplemented from time to time, issued under this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

                  "Securityholder" or "Holder" means a person in whose name a Security is registered on the Registrar's books.

                  "Significant Subsidiary" has the meaning ascribed to such term in Regulation S-X (17 CFR Part 210).

                  "Stated Maturity" when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount of such Security is due and payable.

                  "Subsidiary" means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

                  "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

                  "Trading Day" means a day during which trading in securities generally occurs on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

                  "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                  "Voting Stock" of a person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  SECTION 1.02. Other Definitions.

                 Term                                                                    Defined in Section
                 ----                                                                    ------------------
                 95% Trading Condition............................................             10.01(c)
                 Act..............................................................              1.05(a)
                 Agent Members....................................................              2.12(e)(v)
                 Aggregate Market Premium.........................................             10.06(d)
                 Beneficial owner.................................................              3.09(a)
                 Cash.............................................................              3.08(b)
                 Change in Control................................................              3.09(a)
                 Change in Control Purchase Date..................................              3.09(a)
                 Change in Control Purchase Notice................................              3.09(c)

                 Term                                                                    Defined in Section
                 ----                                                                    ------------------
                 Change in Control Purchase Price.................................              3.09(a)
                 Closing Price....................................................             10.06(e)
                 Common Stock Market Capitalization...............................             10.06(e)
                 Company Notice...................................................              3.08(c)
                 Company Notice Date..............................................              3.08(c)
                 Continuing Directors.............................................              3.09(a)
                 Conversion Agent.................................................              2.03
                 Conversion Date..................................................             10.02
                 Conversion Price.................................................             10.06
                 Conversion Shares................................................             10.01
                 Depositary.......................................................              2.01(a)
                 DTC..............................................................              2.01(a)
                 Event of Default.................................................              6.01
                 Ex-Dividend Date.................................................             10.01
                 Group............................................................              3.09(a)(i)
                 Legal Holiday....................................................             12.08
                 Legend...........................................................              2.06(f)
                 Notice of Default................................................              6.01
                 Paying Agent.....................................................              2.03
                 Pre-Dividend Sale Price..........................................             10.06(g)
                 Principal Value Conversion.......................................             10.02
                 Principal Value Conversion Notice................................             10.02
                 Purchase Date....................................................              3.08(a)
                 Purchase Notice..................................................              3.08(a)
                 Purchase Price...................................................              3.08(a)
                 QIBS.............................................................              2.01(a)
                 Quarter..........................................................             10.01(a)
                 Registrar........................................................              2.03
                 Rule 144A Information............................................              4.06
                 Security Trading Price...........................................             10.01

                  SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                  (c) "or" is not exclusive;

                  (d) "including" means including, without limitation; and

                  (e) words in the singular include the plural, and words in the plural include the singular.

                  SECTION 1.05. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                           (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority.

                  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                           (c) The ownership of Registered Securities shall be proved by the register maintained by the Registrar.

                           (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                           (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                   ARTICLE II

                                 THE SECURITIES

                  SECTION 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the forms set forth on Exhibits A-1 and A-2, which are a part of this Indenture and incorporated by reference herein. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company. The Company shall provide any such notations, legends or endorsements to the Trustee in a Company Order. Each Security shall be dated the date of its authentication.

                           (a) 144A Global Securities. Securities offered and sold to qualified institutional buyers as defined in Rule 144A ("QIBS") in reliance on Rule 144A shall be issued, initially in the form of a 144A Global Security, which shall be deposited with the

         Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of The Depository Trust Company ("DTC") or the nominee thereof (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

                           (b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

                  Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with written instructions given by the Holder thereof as required by
Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

                           (c) Book-Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that
         (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall bear legends substantially to the following effect:

                  "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY

                  SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

                           (d) Certificated Securities. Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit A-2 attached hereto.

                  SECTION 2.02. Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer of the Company on the Securities may be manual or facsimile.

                  Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

                  No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of a Responsible Officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

                  The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of up to $150,000,000 (which shall include the Initial Purchasers' option to purchase $20,000,000 of additional Securities) upon a Company Order without any further action by the Company. The aggregate Principal Amount of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.07.

                  The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of Principal Amount and any integral multiple thereof.

                  SECTION 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee by a Company Order of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to
Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

                  The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

                  SECTION 2.04. Paying Agent to Hold Money in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any Default by the Company in making any such payment. At any time during the continuance of any such Default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.

                  SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on November 1 and May 1 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.06. Transfer and Exchange. (a) Subject to Section
2.12 hereof, upon surrender for registration of transfer of any Securities, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

                  At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

                  The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

                           (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                           (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

                           (d) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

                           (e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

                           (f) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Securities attached hereto as Exhibits A-1 and A-2 setting forth such restrictions (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the

         Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

                  SECTION 2.07. Replacement Securities. If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by the Company or the Trustee that such Security has been acquired by a protected purchaser (within the meaning of Section 8-303 of the Uniform Commercial Code), the Company shall execute, and upon the Company's written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article III hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

                  Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                  SECTION 2.08. Outstanding Securities; Determinations of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee, except for those cancelled by it, those paid pursuant to Section 2.07 delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities of which a Responsible Officer of the Trustee has actual knowledge to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles VI and IX).

                  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Purchase Date or a Change in Control Purchase Date, or on Stated Maturity, money sufficient to pay amounts owed with respect to Securities payable on that date, then immediately after such Redemption Date, Purchase Date, Change in Control Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest, if any (including contingent interest, if any), and Liquidated Damages, if any, on such Securities shall cease to accrue; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

                  If a Security is converted in accordance with Article X, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest, if any (including contingent interest, if any), shall cease to accrue on such Security.

                  SECTION 2.09. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

                  If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

                  SECTION 2.10. Cancellation. All Securities surrendered for payment or purchase by the Company pursuant to Article III, conversion, redemption or registration of transfer or exchange (other than Securities exchanged pursuant to Section 10.02), shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article X. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

                  SECTION 2.11. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the Principal Amount of the Security or the payment of any Redemption Price, Purchase Price or Change in Control Purchase Price in respect thereof, and accrued and unpaid interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                  SECTION 2.12. Global Securities. (a) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and this
Section 2.12.

                           (b) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend including the delivery of an Opinion of Counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

                           (c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an Opinion of Counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate Principal Amount, which shall not bear the Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.

                           (d) As used in the preceding two paragraphs of this
         Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

                           (e) The provisions of clauses (i), (ii), (iii) and
         (iv) below shall apply only to Global Securities:

                      (i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (x) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (y) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (z) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (x) or (y) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (z) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

                  (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                  (iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

                  (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

                  (v) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

                  SECTION 2.13. CUSIP Numbers. The Company may issue the Securities with one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE III

                            REDEMPTION AND PURCHASES

                  SECTION 3.01. Right To Redeem; Notices To Trustee. (a) Optional Redemption. The Company, at its option, may redeem the Securities in accordance with the provisions of paragraphs 5 and 7 of the Securities and at the Redemption Price specified in paragraph 5 of the Securities, together with accrued and unpaid interest (including contingent interest, if any) and Liquidated Damages, if any, thereon up to but not including the Redemption Date; provided that if the Redemption Date is on or after an interest record date, but on or prior to the related interest payment date, interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date for payment of such interest.

                           (b) Notice to Trustee. If the Company elects to redeem Securities pursuant to this Section 3.01, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Securities to be redeemed and the Redemption Price. The Company shall give the notice to the Trustee provided for in this Section 3.01(b) by a Company Order at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

                  SECTION 3.02. Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed on a pro rata basis. The Trustee may select for redemption portions of the Principal Amount of Securities that have denominations of $1,000 and integral multiples thereof.

                  Securities and portions of them the Trustee selects shall be in Principal Amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities, in integral multiples of $1,000, called for redemption. The Trustee shall notify the Company promptly of the Securities, or portions of Securities, in integral multiples of $1,000 to be redeemed.

                  If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as possible) to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

                  SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price;

                  (c) the Conversion Price;

                  (d) the name and address of the Paying Agent and Conversion Agent;

                  (e) that Securities called for redemption may be converted at any time before the close of business on the second Business Day immediately preceding the Redemption Date;

                  (f) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities;

                  (g) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price therefor, together with all accrued and unpaid interest;

                  (h) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers, if any, and Principal Amounts of the particular Securities to be redeemed;

                  (i) that, unless the Company defaults in making payment of such Redemption Price, interest, if any (including contingent interest, if any), and Liquidated Damages, if any, on Securities called for redemption will cease to accrue on and after the Redemption Date and the Securities will cease to be convertible; and

                  (j) the CUSIP number of the Securities.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided that the Company makes such request prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.03 and the Company provides the Trustee with all information required for such notice of redemption.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice, together with accrued and unpaid interest, if any (including contingent interest, if any), and Liquidated Damages, if any, thereon, up to but not including the Redemption Date.

                  SECTION 3.05. Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time) on the Redemption Date the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) an amount of money in immediately available funds sufficient to pay the Redemption Price of all Securities to be redeemed on that date, together with accrued and unpaid interest, if any (including contingent interest, if any), and Liquidated Damages, if any, thereon, up to but not including the Redemption Date other than Securities or portions of Securities called for redemption that on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article X. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

                  SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the unredeemed portion of the Principal Amount of the Security surrendered.

                  SECTION 3.07. Reserved.

                  SECTION 3.08. Purchase of Securities at Option of the Holder.
(a) General. Securities shall be purchased by the Company in accordance with the provisions of paragraph 6 of the Securities on November 25, 2012, November 25, 2015 and November 25, 2020 (each, a "Purchase Date") at a purchase price per Security equal to 100% of the aggregate Principal Amount of the Security (the "Purchase Price"), together with accrued and unpaid interest (including contingent interest, if any) and Liquidated Damages, if any, thereon, up to but not including the Purchase Date; provided that if the Purchase Date is on or after an interest record date but on or prior to the related interest payment date, interest and Liquidated Damages, if any, will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date.

                  Purchases of Securities hereunder shall be made, at the option of the Holder thereof, upon:

                  (i) delivery to the Company and the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to the Purchase Date until the close of business on the Business Day prior to such Purchase Date stating:

                           (A) the certificate number of the Security which the
                  Holder will deliver to be purchased;

                           (B) the portion of the Principal Amount of the
                  Security which the Holder will deliver to be purchased, which portion must be in principal amounts at maturity of $1,000 or an integral multiple thereof;

                           (C) that such Security shall be purchased as of the
                  Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture; and

                  (ii) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor, together with accrued and unpaid interest, if any (including contingent interest, if any), and Liquidated Damages, if any; provided, however, that such Purchase Price, together with accrued and unpaid interest, if any (including contingent interest, if any), and Liquidated Damages, if any, shall be so paid pursuant to this Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company in its sole discretion.

                  The Company shall purchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.08(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent at the principal office of the Paying Agent in accordance with Section 3.10.

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

                           (b) Manner of Payment of Purchase Price. The Purchase Price of Securities in respect of which a Purchase Notice pursuant to
         Section 3.08 has been given shall be paid in U.S. legal tender
         ("Cash").

                           (c) Company Notice. In connection with any purchase of Securities pursuant to Section 3.08, the Company shall give written notice of the Purchase Date to the Holders (the "Company Notice"). The Company Notice shall be sent by first-class mail to the Trustee and to each Holder not less than 30 Business Days prior to any Purchase Date (the "Company Notice Date"). Each Company Notice shall include a form of Purchase Notice to be completed by a Securityholder and shall state:

                  (i) the Purchase Price and the Conversion Price;

                  (ii) the name and address of the Paying Agent and the Conversion Agent;

                  (iii) that Securities as to which a Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article X hereof and paragraph 8 of the Securities if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (iv) that Securities must be surrendered to the Paying Agent to collect payment;

                  (v) that the Purchase Price for, and any accrued and unpaid interest (including contingent interest, if any) and Liquidated Damages, if any, on any Security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in subclause (iv) above;

                  (vi) the procedures the Holder must follow to exercise rights under Section 3.08 and a brief description of those rights;

                  (vii) briefly, the conversion rights of the Securities;

                  (viii) the procedures for withdrawing a Purchase Notice (as specified in Section 3.10);

                  (ix) that, unless the Company defaults in making payment on Securities for which a Purchase Notice has been submitted, interest, if any (including contingent interest), and Liquidated Damages, if any, on such Securities will cease to accrue on the Purchase Date; and

                  (x) the CUSIP number of the Securities.

At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least three (3) Business Days prior to the date by which such Company Notice must be given to the Holders and that, in all cases, the text of such Company Notice shall be prepared by the Company.

                  SECTION 3.09. Purchase of Securities at Option of the Holder upon Change in Control. (a) If at any time that Securities remain outstanding there shall have occurred a Change in Control (as hereinafter defined), Securities shall be repurchased by the Company, at the option of the Holder thereof, at a purchase price (the "Change in Control Purchase Price") equal to the principal amount thereof plus accrued and unpaid interest, if any (including contingent interest, if any), and Liquidated Damages, if any, thereon, up to and including the date (the "Change in Control Purchase Date") fixed by the Company that is not less than 45 days nor more than 60 days after the date notice is given (as set forth in 3.09(b)), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.09(c).

                  Whenever in this Indenture there is a reference to the principal of any Security as of any time, such reference shall be deemed to include reference to the Change in Control Purchase Price payable in respect of such Security to the extent that such Change in Control Purchase Price is, was or would be payable at such time, and express mention of the Change in Control Purchase Price in any provision of this Indenture shall not be construed as excluding the Change in Control Purchase Price in those provisions of this Indenture when such express mention is not made.

                  A "Change in Control" shall be deemed to have occurred at such time after the original issuance of the Securities as any of the following occur:

                  (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any person or group of related persons, as defined in Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of this Indenture);

                  (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

                  (iii) any person or Group shall become the beneficial owner of shares representing more than 50% of the aggregate ordinary voting power represented by the Company's issued and outstanding Voting Stock; or

                  (iv) the first day of which a majority of the members of the Company's Board of Directors are not Continuing Directors (as hereinafter defined).

                  "Beneficial Owner" shall be determined in accordance with Rule 13d-3 and Rule 13d-5 promulgated by the SEC under the Exchange Act or any successor provision, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether exercisable immediately or only after the passage of time.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the original issuance of the Securities or
(ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

                           (b) Within 30 days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Securityholder and shall state:

                  (i) briefly, the events causing a Change in Control and the date of such Change in Control;

                  (ii) the date by which the Change in Control Purchase Notice pursuant to this Section 3.09 must be given;

                  (iii) the Change in Control Purchase Date;

                  (iv) the Change in Control Purchase Price;

                  (v) the name and address of the Paying Agent and the Conversion Agent;

                  (vi) the Conversion Price and any adjustments thereto;

                  (vii) that Securities as to which a Change in Control Purchase Notice has been given may be converted pursuant to Article X hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (viii) that Securities must be surrendered to the Paying Agent to collect payment;

                  (ix) that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Security as described in clause (viii);

                  (x) briefly, the procedures the Holder must follow to exercise rights under this Section 3.09;

                  (xi) briefly, the conversion rights of the Securities;

                  (xii) the procedures for withdrawing a Change in Control Purchase Notice (as specified in Section 3.10);

                  (xiii) that, unless the Company defaults in making payment of such Change in Control Purchase Price, interest (including contingent interest, if any) and Liquidated Damages, if any, on Securities surrendered for purchase by the Company will cease to accrue on and after the Change in Control Purchase Date; and

                  (xiv) the CUSIP number of the Securities.

                           (c) A Holder may exercise its rights specified in
         Section 3.09(a) upon delivery of a written notice of purchase (a "Change in Control Purchase Notice"), together with the Securities subject thereto, to the Company and the Paying Agent at any time prior to the close of business on the third Business Day prior to the Change in Control Purchase Date, stating:

                  (i) the certificate number of the Security that the Holder will deliver to be purchased;

                  (ii) the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                  (iii) that such Security shall be purchased pursuant to the terms and conditions specified in paragraph 6 of the Securities.

                  The delivery of such Security to the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 3.09 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

                  The Company shall purchase from the Holder thereof, pursuant to this Section 3.09, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 3.09 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Purchase Date and the time of delivery of the Security to the Paying Agent in accordance with this Section 3.09.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this Section 3.09(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Business Day preceding the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

                  Notwithstanding anything herein to the contrary, the Company's obligations pursuant to this Section 3.09 shall be satisfied if a third party makes a Change in Control offer in the manner and at the times and otherwise in compliance in all material respects with the requirements of this Section 3.09 and purchases all Securities properly tendered and not withdrawn pursuant to the requirements of this Section 3.09.

                  SECTION 3.10. Effect of Purchase Notice or Change in Control Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 3.08 or Section 3.09(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price, together with all accrued and unpaid interest (including contingent interest, if any) and Liquidated Damages, if any, thereon, to but not including the Purchase Date or Change in Control Purchase Price, as the case may be, with respect to such Security. Such Purchase Price, together with accrued and unpaid interest, if any (including contingent interest, if any), and Liquidated Damages, if any, thereon, to but not including the Purchase Date or Change in Control Purchase Price, as the case may be, shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Security (provided that the conditions in Section 3.08 or Section 3.09(c), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08 or Section 3.09(c), as applicable. Securities in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article X hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following paragraph.

                  A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change in Control Purchase Notice, as the case may be, at any time prior to the close of business on the Business Day prior to the Purchase Date or prior to the close of business on the Change in Control Purchase Date, as the case may be, specifying:

                  (i) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted,

                  (ii) the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted, and

                  (iii) the Principal Amount, if any, of such Security which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

                  SECTION 3.11. Deposit of Purchase Price or Change in Control Purchase Price. Prior to 10:00 a.m. (New York City time) on the Business Day prior to the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Business
Day) sufficient to pay the aggregate Purchase Price, together with all accrued and unpaid interest (including contingent interest, if any) and Liquidated Damages, if any, thereon, to but not including the Purchase Date or Change in Control Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be.

                  SECTION 3.12. Securities Purchased in Part. Any Certificated Security that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased.

                  SECTION 3.13. Covenant to Comply with Securities Laws upon Purchase of Securities. When complying with the provisions of Section 3.08 or
3.09 hereof (provided that
such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall
(i) comply in all material respects with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply in all material respects with all Federal and state securities laws so as to permit the rights and obligations under Section 3.08 or 3.09 to be exercised in the time and in the manner specified in Section 3.08 or 3.09.

                  SECTION 3.14. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in paragraph 11 of the Securities, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)), held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, and accrued and unpaid interest, if any (including contingent interest, if any), and Liquidated Damages, if any; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.11 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, and accrued and unpaid interest thereon, if any (including contingent interest, if any), and Liquidated Damages, if any then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)).

                                   ARTICLE IV

                                    COVENANTS

                  SECTION 4.01. Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts to be given to the Trustee or Paying Agent, as the case may be, shall be deposited with the Trustee or Paying Agent, as the case may be, in immediately available funds by 10:00 a.m. (New York City time) by the Company. Interest installments, Liquidated Damages, Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price and interest, if any, due on overdue amounts shall be considered paid on the applicable date due if at 10:00 a.m. (New York City time) on such date (or, in the case of a Purchase Price or Change in Control Purchase Price, on the Business Day following the applicable Purchase Date or Change in Control Purchase Date, as the case may be) the Trustee or the Paying Agent, as the case may be, holds, in accordance with this Indenture, money sufficient to pay all such amounts then due.

                  The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in addition to the continued accrual of interest on the Securities.

                  SECTION 4.02. SEC and Other Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided to the Trustee at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. Delivery of such reports, information and documents is for informational purposes only and the Trustee's receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein.

                  SECTION 4.03. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ended December 31, 2003) an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

                  SECTION 4.04. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                  SECTION 4.05. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

                  SECTION 4.06. Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of Common Stock delivered upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or holder or beneficial owner of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act or any successor provisions. Whether a person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

                  SECTION 4.07. Tax Treatment of Securities. The Company and the Holders, by purchasing the Securities, agree that (i) the Securities will be treated as indebtedness for United States federal income tax purposes that is subject to the Treasury Regulations governing contingent payment debt instruments , (ii) each Holder shall be bound by the Company's application of the contingent payment debt regulations to the Securities, including the 8.10% rate compounded semi-annually at which interest will be deemed to accrue on the Securities for United States federal income tax purposes, (iii) each Holder shall use the projected payment schedule with respect to the Securities, which a Holder may obtain by submitting a written request to the Company, to determine such Holder's interest accruals and adjustments, and (iv) the Company and each Holder will not take any position on a tax return inconsistent with (i), (ii), or (iii), unless required by applicable law.

                  Holders will be required to accrue interest based on the rate at which the Company would issue a fixed rate nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the Securities, which has been determined to be 8.10% compounded semi-annually. Accordingly, Holders will be required to include interest in taxable income in each year in excess of any interest payments (whether fixed or contingent) actually received in that year.

                  Upon a sale, purchase by the Company at the option of a Holder, exchange, conversion or redemption of the Securities, a Holder will recognize gain or loss equal to the difference between such Holder's amount realized and the adjusted tax basis in the Securities held by such Holder. The amount realized by a Holder will include, in the case of a conversion, the fair market value of the Common Stock received by such Holder. Any gain on a sale, purchase by the Company at the option of a Holder, exchange, conversion or redemption of the Securities will be treated as ordinary interest income.

                  SECTION 4.08. Liquidated Damages. If at any time Liquidated Damages become payable by the Company pursuant to the Registration Rights Agreement, the Company shall promptly deliver to the Trustee an Officers' Certificate to that effect and stating (i) the amount of such Liquidated Damages that are payable and (ii) the date on which such damages are payable pursuant to the terms of the Registration Rights Agreement. Unless and until a Responsible Officer of the Trustee receives such Officers' Certificate, the Trustee may assume without inquiry that no Liquidated Damages are payable. If the Company has paid Liquidated Damages directly to the persons entitled to them, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

                                    ARTICLE V

                              SUCCESSOR CORPORATION

                  SECTION 5.01. When the Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other person or convey, transfer or lease all or substantially all of its properties and assets to any person, unless:

                  (i) (1) the Company shall be the resulting or surviving corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (i) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities, this Indenture and the Registration Rights Agreement;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                  (iii) the Company shall have delivered to the Trustee an Officers' Certificate and, with respect to matters of law, an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article V and that all conditions precedent herein provided for relating to such transaction have been satisfied in all material respects.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company would constitute all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture pursuant to Section 10.12, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06, the Company, the Trustee and the successor person shall enter into a supplemental indenture (with endorsements of Guarantees thereon by the Guarantors) to evidence the succession and substitution of such successor person and such discharge and release of the Company.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

                  SECTION 6.01. Events of Default. Subject to the provisions set forth below in this Section 6.01, an "Event of Default" occurs if:

                  (a) the Company defaults in the payment of interest, if any (including contingent interest, if any), and Liquidated Damages, if any, payable on any Security when the same becomes due and payable and such default continues for a period of 30 days;

                  (b) the Company defaults in the payment of the Principal Amount, Redemption Price, Purchase Price or Change in Control Purchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise;

                  (c) the Company fails to comply with any of its agreements in the Securities or this Indenture and such failure continues for 45 days;

                  (d) the Company fails to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any of the Company's or its Subsidiaries indebtedness, or the acceleration of the final stated maturity of any such indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Subsidiary of notice of any such acceleration) if the aggregate principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $20,000,000 or more at any time;

                  (e) the Company or a Significant Subsidiary of the Company fails to pay when due any final, non-appealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $20,000,000, which judgments are not stayed, bonded or discharged within 60 days after their entry;

                  (f) the Company fails to issue Common Stock upon conversion of Securities by a Holder in accordance with the provisions of this Indenture;

                  (g) any Guarantee by a Guarantor that is a Significant Subsidiary shall for any reason cease to be, or be asserted by the Company or such Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any such Guarantee in accordance with the provisions of this Indenture);

                  (h) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 45 days; or

                  (i) the Company or any Significant Subsidiary of the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or such Subsidiary of the Company or for any substantial part of its property or make any general assignment for the benefit of creditors.

                  The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under clause (c) or (d) above, its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 6.02. Defaults and Remedies. If an Event of Default (other than an Event of Default specified in Section 6.01(h) or 6.01(i) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Principal Amount of all the Securities plus accrued and unpaid interest, if any (including contingent interest, if any), and Liquidated Damages, if any, thereon, through the date of declaration to be immediately due and payable. Upon such a declaration, such Principal Amount plus accrued and unpaid interest, if any (including contingent interest, if any), and Liquidated Damages, if any, shall become and be immediately due and payable subject to the provisions of Article
XI. If an Event of Default specified in Section 6.01(h) or 6.01(i), solely with respect to the Company, occurs and is continuing, the Principal Amount of all the Securities plus accrued and unpaid interest, if any (including contingent interest, if any), and Liquidated Damages, if any, thereon, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder.

                  The Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of and accrued and unpaid interest, if any (including contingent interest, if any), and Liquidated Damages, if any, on the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) the Company has paid or deposited with the Trustee a sum in immediately available funds sufficient to pay (i) all overdue interest (including contingent interest, if any) and Liquidated Damages, if any, on the Securities, (ii) the principal of any Security which has become due otherwise then by such declaration of acceleration, and (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and Liquidated Damages, if any, and overdue principal, which has become due otherwise than by such declaration of acceleration; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and
(d) all payments due to the Trustee and any predecessor Trustee under Section
7.07 have been made. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Principal Amount of all the Securities plus all accrued and unpaid interest (including contingent interest, if any) and Liquidated Damages, if any, thereon or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                  SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice in writing to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences, except (a) an Event of Default described in Section 6.01(a) or 6.01(b), (b) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each

Securityholder affected or (c) a Default which constitutes a failure to convert any Security in accordance with the terms of Article X. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  SECTION 6.05. Control by Majority. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (b) the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

                  (e) the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

                  SECTION 6.07. Rights of Holders to Receive Payment. Subject to the provisions of Article XI hereof, notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of interest installments (including contingent interest, if any), Liquidated Damages, if any, the Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, due on overdue amounts in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities, and to convert the Securities in accordance with Article X, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of Default described in Section 6.01(a), 6.01(b) or 6.01(g) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.

                  SECTION 6.09. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, any Guarantor or any other obligor upon the Securities or the property of the Company, any Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether interest installments (including contingent interest, if any), Liquidated Damages, if any, the Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, due on overdue amounts in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or the Guarantors for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (a) to file and prove a claim for any accrued and unpaid interest installments (including contingent interest, if any), Liquidated Damages, if any, the whole amount of the Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, due on overdue amounts in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding, and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for any accrued and unpaid interest installments (including contingent interest, if any), the Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, due on overdue amounts in respect of the Securities, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

                  THIRD: the balance, if any, to the Company or the Guarantors or to such other party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate Principal Amount of the Securities at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  SECTION 6.12. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of any interest installment (including contingent interest, if any), Liquidated Damages, if any, the Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, due on overdue amounts in respect of the securities, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VII

                                     TRUSTEE

                  SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                           (b) Except during the continuance of an Event of
         Default:

                  (i) the Trustee shall not be liable except for the performance of those duties that are specifically set forth in this Indenture and no others; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

                  This Section 7.01(b) shall be in lieu of Section 3.15(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                           (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this paragraph (c) does not limit the effect of paragraph
         (b) of this Section 7.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

Sections 7.01(c)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315 (d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315 (d) (3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

                           (d) Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), (b), (c) and
         (e).

                           (e) The Trustee may refuse to perform any duty or exercise any right or power or expend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

                           (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

                  SECTION 7.02. Rights of Trustee. Subject to its duties and responsibilities under the TIA,

                  (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may obtain and, in the absence of bad faith or negligence on its part, conclusively rely upon an Officers' Certificate and/or an Opinion of Counsel;

                  (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder;

                  (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it reasonably believes to be authorized or within its rights or powers conferred under this Indenture;

                  (e) the Trustee may consult with counsel selected by it and any advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of such counsel;

                  (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

                  (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors be sufficiently evidenced by a Board Resolution;

                  (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, during normal business hours and after reasonable prior notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

                  (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

                  (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

                  (k) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

                  (l) neither the Trustee nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under this Indenture or in connection therewith except to the extent caused by the Trustee's gross negligence, bad faith or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review. Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but no limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in any registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

                  SECTION 7.05. Notice of Defaults. If a Default occurs and if it is actually known to a Responsible Officer or the Trustee, the Trustee shall give to each Securityholder notice of all current Defaults known to it within 90 days after any such Default occurs or, if later, within 15 days after it is actually known to a Responsible Officer or the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Sections 6.01(a) and 6.01(b), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders. The second sentence of this Section 7.05 shall be in lieu of the proviso to
Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such
Section 313(a). The Trustee also shall comply with TIA Section 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly in writing whenever the securities become listed on any securities exchange and of any delisting thereof.

                  SECTION 7.07. Compensation and Indemnity. The Company agrees:

                  (a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or any documents executed in connection herewith (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and

                  (c) to indemnify the Trustee or any predecessor Trustee and their agents, officers, directors and employees for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including attorneys' fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence, misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                  To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay interest installments (including contingent interest, if any), Liquidated Damages, if any, the Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, due on overdue amounts, as the case may be, in respect of any particular Securities.

                  The Company's payment obligations pursuant to this Section
7.07 shall survive the discharge of this Indenture or the earlier termination or resignation of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(e) or Section 6.01(f), the expenses, including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any bankruptcy law.

                  SECTION 7.08. Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10;

                  (b) the Trustee is adjudged bankrupt or insolvent;

                  (c) a receiver or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.07.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee gives its notice of resignation or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the

Company are outstanding if the requirements for such exclusion set forth in TIA
Section 310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                             DISCHARGE OF INDENTURE

                  SECTION 8.01. Discharge of Liability on Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee Cash, in immediately available funds, sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand at the cost and expense of the Company and accompanied by an Officers' Certificate and Opinion of Counsel.

                  SECTION 8.02. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, as applicable, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

                                   ARTICLE IX

                                   AMENDMENTS

                  SECTION 9.01. Without Consent of Holders. The Company and the Trustee together may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder or Guarantor:

                  (a) to comply with Article V or Section 10.12;

                  (b) to cure any ambiguity, omission, defect or inconsistency;

                  (c) to make provisions with respect to the conversion right of the Holders pursuant to the requirements of Section 10.12 and Section 10.01;

                  (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities;

                  (e) to reduce the Conversion Price;

                  (f) to make any changes that would provide the holders of Securities with any additional rights or benefits;

                  (g) to make any change that does not adversely affect the rights of any Holder;

                  (h) to effectuate the release of a Guarantor provided that such release is otherwise in accordance with this Indenture; and

                  (i) to comply with the provisions of the TIA, or with any requirement of the SEC arising as a result of the qualification of this Indenture under the TIA.

                  SECTION 9.02. With Consent of Holders. The Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities then outstanding. The Holders of a majority in aggregate Principal Amount of the Securities then outstanding may waive compliance by the Company with restrictive provisions of this Indenture other than as set forth in this Section 9.02 below, and waive any past Default under this Indenture and its consequences, except a Default in the payment of the principal of or interest on any Security or in respect of a provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

                  Subject to Section 9.04, without the written consent of each Securityholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                  (a) change the Stated Maturity of the principal of, or any payment date of any installment of interest (including contingent interest, if any) or Liquidated Damages, if any, on, any Security;

                  (b) reduce the principal amount of, or the rate of interest (including contingent interest, if any) or Liquidated Damages, if any, on, any Security, whether upon acceleration, redemption or otherwise, or alter the manner of calculation of interest or Liquidated Damages, if any, or the rate of accrual thereof on any Security;

                  (c) change the currency for payment of principal of, or interest (including contingent interest, if any) or Liquidated Damages, if any, on any Security;

                  (d) impair the right to institute suit for the enforcement of any payment of principal of, or interest (including contingent interest, if any) or Liquidated Damages, if any, on, any Security when due;

                  (e) adversely affect the conversion rights provided in
         Article X;

                  (f) modify the ranking of the Securities in a manner adverse to the rights of the Holders of the Securities;

                  (g) after the Company's obligation to purchase the Securities arises hereunder, amend, change or modify in any material respect in a manner adverse to the Holders of the Securities the obligation of the Company to make and consummate a Change in Control offer in the event of a Change in Control or, after such Change in Control has occurred, modify any of the provisions of this Indenture with respect thereto;

                  (h) reduce the percentage of principal amount of the outstanding Securities necessary to modify or amend this Indenture or to consent to any waiver provided for in this Indenture;

                  (i) waive a Default in the payment of the principal amount of, or interest (including contingent interest, if any) or Liquidated Damages, if any, on, any Security (except as provided in Section 6.02); or

                  (j) make any changes in Section 6.04, Section 6.07 or this paragraph.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment. Failure to mail the notice or a defect in the notice shall not effect the validity of the amendment.

                  SECTION 9.03. Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article IX shall comply with the TIA.

                  SECTION 9.04. Revocation and Effect of Consents. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such

Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

                  SECTION 9.05. Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

                  SECTION 9.06. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this
Article IX if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture, and, solely with respect to such Officer's Certificate stating that all conditions precedent to the execution of such amendment have been met.

                  SECTION 9.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE X

                                   CONVERSIONS

                  SECTION 10.01. Conversion Privilege. Subject to the provisions of this Article X, a Holder of a Security may convert such Security into Common Stock (the shares of Common Stock issuable upon such conversion, the "Conversion Shares"), at the Conversion Price then in effect, together with those rights, warrants or options specified in Section 10.06(f) hereof, to the extent applicable, if any of the following conditions is satisfied:

                  (a) during any calendar quarter (the "Quarter") commencing after December 31, 2003, if the Closing Price (as defined hereinafter) per share of Common Stock for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the Quarter preceding the Quarter in which the conversion of such Security occurs is more than 120% of the Conversion Price on such thirtieth Trading Day;

                  (b) the Security has been called for redemption by the Company pursuant to Section 3.01;

                  (c) the conversion of such Security would occur during the five Trading Day period immediately following a period of ten consecutive Trading Days in which the Security Trading Price (as determined following a request by a Holder of the Securities in accordance with the procedures set forth below in this Section 10.01) for each Trading Day in such period was less than 95% of the product of the Closing Price per share of Common Stock on such Trading Day multiplied by the number of shares of Common Stock issuable (assuming satisfaction of conditions to conversion) upon conversion of $1,000 in principal amount of the Securities (the condition specified in this clause (c) being the "95% Trading Condition");

                  (d) during any period that the credit rating assigned to the Securities is lower than B2 by Moody's or lower than B by Standard and Poor's or the Notes are no longer rated by at least one of these rating services or their successors;

                  (e) (i) an issuance of rights, warrants or options referred to in Section 10.06(b) occurs or (ii) a distribution referred to in
         Section 10.06(c) occurs where the fair market value of such distribution per share of Common Stock (as determined by the Board of Directors of the Company, which determination shall be conclusive evidence of such fair market value) exceeds 5% of the Closing Price per share of Common Stock on the Trading Day immediately preceding the date of declaration of such distribution; or

                  (f) (x) the Company is party to a consolidation, merger, share exchange, sale of all or substantially all of its assets or other similar transaction pursuant to which the Common Stock is subject to conversion into shares of stock, other securities or property (including cash) pursuant to Section 10.12 and (y) the conversion of such Security occurs at any time from and after the date that is 15 days prior to the date of the anticipated effective time of such transaction until and including the date that is 15 days after the actual effective date of such transaction.

                  In connection with the foregoing clause (a), at the end of each Quarter the Conversion Agent shall, on the Company's behalf, determine whether the Securities are convertible in the subsequent Quarter pursuant to such Clause (a), and promptly notify the Holders if the Securities are convertible.

                  In the case of the foregoing clauses (e)(i) and (ii), the Company must notify the Holders at least 20 days prior to the ex-dividend date for such issuance or distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time thereafter until the earlier of the close of business on the Business Day prior to the ex-dividend date or the Company's announcement that such issuance or distribution will not take place. This provision shall not apply if the Holder of a Security otherwise participates in the distribution without conversion.

                  The "Ex-Dividend Date" for any such issuance or distribution means the date immediately prior to the commencement of "ex-dividend" trading for such issuance or distribution on The NASDAQ Stock Market or similar system of automated dissemination of quotations of securities prices on which the Common Stock is then listed or quoted.

                  The number of shares of Common Stock issuable upon conversion of a Security shall be determined by dividing the principal amount of the Security or portion thereof surrendered for conversion by the Conversion Price in effect on the Conversion Date. The initial Conversion Price is set forth in paragraph 8 of the Securities and is subject to adjustment as provided in this
Article X.

                  A Holder may convert the principal amount of a Security equal to $1,000 or any integral multiple thereof. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of $1,000 principal amount or multiples thereof of less than all of a Security.

                  If a Security is called for redemption pursuant to Article III, the right to convert such Security shall terminate at the close of business on the second Business Day before the Redemption Date for such Security (unless the Company shall default in making the redemption payment then due, in which case the conversion right shall terminate on the date such Default is cured and such Security is redeemed). A Security in respect of which a Holder has delivered a Purchase Notice pursuant to Section 3.08 or a Change in Control Purchase Notice pursuant to Section 3.09 exercising the option of such Holder to require the Company to repurchase such Security may be converted only if such Purchase Notice or Change in Control Purchase Notice, as the case may be, is withdrawn by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Business Day prior to the Purchase Date or prior to the close of business on the Change in Control Purchase Date, as the case may be, in accordance with Section 3.10.

                  A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock and, upon such conversion, only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article X.

                  The "Security Trading Price" per $1,000 in principal amount of Securities on any date of determination means the average of the secondary market bid quotations per $1,000 in principal amount of Securities obtained by the Conversion Agent for $5,000,000 in principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Conversion Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Conversion Agent, such one bid shall be used. If the Conversion Agent cannot reasonably obtain at least one bid for $5,000,000 in principal amount of Securities from a nationally recognized securities dealer or, in the reasonable judgment of the

Company, the bid quotations are not indicative of the secondary market value of the Securities, then the Security Trading Price will be determined in good faith by the calculation agent (which shall initially be the Trustee unless the Trustee shall have appointed a calculation agent, which may be any investment bank with a national or international reputation with experience in such matters, including an Initial Purchaser or its successors) taking into account in such determination such factors as it, in its sole discretion after consultation with the Company, deems appropriate. Other than in connection with a determination of whether contingent interest shall be payable, the Conversion Agent shall have no obligation to determine the Security Trading Price unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder of the Securities provides the Company with reasonable evidence that the Security Trading Price would be less than 95% of the product of the Closing Price per share of the Common Stock and the number of shares of Common Stock issuable upon conversion of $1,000 in principal amount of Securities (assuming satisfaction of conditions to such conversion); at which time the Company shall instruct the Conversion Agent to determine the Security Trading Price beginning on the next Trading Day and on each successive Trading Day until the Security Trading Price is greater than or equal to 95% of the product of the Closing Price per share of Common Stock and the number of shares of Common Stock issuable upon conversion of $1,000 in principal amount of Securities (assuming satisfaction of conditions to such conversion).

                  SECTION 10.02. Conversion Procedure. To convert a Security, a Holder must satisfy the requirements in paragraph 8 of the Securities and (i) complete and manually sign the conversion notice on the back of the Security and deliver such notice to the Conversion Agent, (ii) surrender the Security to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (iv) pay any transfer or other tax, if required by Section 10.04 and (v) if the Security is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Depositary's book-entry conversion programs. The date on which the Holder satisfies all of the foregoing requirements is the "Conversion Date". As soon as practicable after the Conversion Date, the Company shall deliver to the Holder through the Conversion Agent either (i) a certificate for or (ii) a book-entry notation of the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 10.05; provided, however, that in the event of a Principal Value Conversion referred to below in this Section 10.02, the Company shall deliver to the Holder through the Conversion Agent such cash and/or Common Stock as shall be specified in the Principal Value Conversion Notice pertaining to such Principal Value Conversion.

                  The person in whose name the certificate is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of

Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Price in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

                  No payment or adjustment will be made for accrued interest, if any (including contingent interest, if any), or Liquidated Damages, if any, on a converted Security or for dividends or distributions on shares of Common Stock issued upon conversion of a Security (provided that the shares of Common Stock received upon conversion of Securities shall continue to accrue Liquidated Damages, as applicable, in accordance with the Registration Rights Agreement and shall be entitled to receive, at the next interest payment date, any accrued and unpaid Liquidated Damages with respect to the converted Securities), but if any Holder surrenders a Security for conversion between the record date for the payment of an installment of interest and the next interest payment date, then, notwithstanding such conversion, the interest (including contingent interest, if any) or Liquidated Damages, if any, payable on such interest payment date shall be paid to the Holder of such Security on such record date. In such event, such Security, when surrendered for conversion, must be accompanied by delivery of a check payable to the Conversion Agent in an amount equal to the interest (including contingent interest, if any) or Liquidated Damages, if any, payable on such interest payment date on the portion so converted. If such payment does not accompany such Security, the Security shall not be converted; provided, however, that no such check shall be required if such Security has been called for redemption on a Redemption Date within the period between and including such record date and such interest payment date, or if such Security is surrendered for conversion on the interest payment date. If the Company defaults in the payment of interest (including contingent interest, if any) or Liquidated Damages, if any, payable on the interest payment date, the Conversion Agent shall repay such funds to the Holder.

                  If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.

                  Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

                  If on the Trading Day immediately prior to the date of conversion of a Security pursuant to the 95% Trading Condition the Closing Price per share of Common Stock is greater than the Conversion Price, the Company may elect to pay to the Holder of such Security, in lieu of issuance of Conversion Shares based on the Conversion Price, cash or Common Stock or a combination of cash and Common Stock, at the Company's option, with a value equal to the principal amount of the Security surrendered for conversion as of such Conversion Date (a "Principal Value Conversion"). The Company shall notify the surrendering Holder of any

Security whose conversion is a Principal Value Conversion and the Trustee (such notice being a "Principal Value Conversion Notice") of such Principal Value Conversion by the second Trading Day following the Conversion Date for such conversion whether the Company shall pay to such Holder all or a portion of the principal amount of such Security in cash, Common Stock or a combination of cash and Common Stock and, if a combination, the percentages of the principal amount in respect of which it will pay in cash or Common Stock. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid upon a Principal Value Conversion once the Company has given its Principal Value Conversion Notice to the Holder surrendering such Security whose conversion is a Principal Value Conversion. Any Common Stock to be delivered upon a Principal Value Conversion shall be valued at the greater of (x) the Conversion Price on the Conversion Date for such conversion and (y) the Closing Price per share of Common Stock on the third Trading Day after such Conversion Date. The Company shall pay any portion of the principal amount to be paid in cash in a Principal Value Conversion on the third Trading Day after the Conversion Date for such conversion. With respect to any portion of the principal amount to be paid in Common Stock in a Principal Value Conversion, the Company shall deliver the Common Stock to the Holder of the Security surrendered for conversion in such Principal Value Conversion on the fourth Trading Day following the Conversion Date for such conversion.

                  SECTION 10.03. Adjustments Below Par Value. Before taking any action which would cause an adjustment decreasing the Conversion Price so that the shares of Common Stock issuable upon conversion of the Securities would be issued for less than the par value of such Common Stock, the Company will take all corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

                  SECTION 10.04. Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

                  SECTION 10.05. Company to Provide Stock. The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities for shares of Common Stock. The shares of Common Stock or other securities issued upon conversion of Securities bearing a Legend as provided in
Section 2.06(f) shall bear a legend substantially in the following form:

                  "THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                  No fractional shares of Common Stock shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the conversion of any Security or Securities, the Company shall make an adjustment thereof in cash at the current market value thereof. For these purposes, the current market value of a share of Common Stock shall be the Closing Price per share of Common Stock on the first Business Day immediately preceding the day on which the Securities (or specified portions thereof) are deemed to have been converted.

                  The Company covenants that all shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free of any lien or adverse claim.

                  The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to be approved for listing or included for quotation, as the case may be, such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

                  SECTION 10.06. Adjustment of Conversion Price. The conversion price (the "Conversion Price") shall be that price set forth in paragraph 8 of the form of Security attached hereto as Exhibit A and shall be adjusted from time to time by the Company as follows:

                  (a) In case the Company shall (i) pay a dividend or other distribution in shares of Common Stock or other Capital Stock to all holders of Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares or (iv) reclassify its outstanding Common Stock, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which it would have owned or have been entitled to receive had such Security been converted immediately (whether or not it was then convertible) prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision, combination or reclassification.

                  (b) In case the Company shall issue to all holders of its Common Stock, rights, warrants or options entitling such holders (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the current market price per share of Common Stock (as determined in accordance with subsection
         (e) below) at the record date for the determination of stockholders entitled to receive such rights, warrants or options, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares which the aggregate subscription or purchase price for the total number of shares of Common Stock offered by the rights, warrants or options so issued (or the aggregate conversion price of the convertible securities offered by such rights, warrants or options) would purchase at such current market price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered by such rights, warrants or options (or into which the convertible securities so offered by such rights, warrants or options are convertible). Such adjustment shall be made successively whenever any such rights, warrants or options are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights, warrants or options are exercisable not all rights, warrants or options shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been upon application of the foregoing adjustment substituting the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued) for the total number of shares of Common Stock offered (or the convertible securities offered).

                  (c) In case the Company shall distribute to all holders of its Common Stock any shares of Capital Stock of the Company (other than Common Stock) or evidences of its indebtedness, other securities or other assets, or shall distribute to all holders of its Common Stock, rights, warrants or options to subscribe for or purchase any of its securities (excluding (i) rights, options and warrants referred to in Section 10.06(b) above; (ii) those dividends, distributions, subdivisions and combinations referred to in Section 10.06(a) above; and (iii) dividends and distributions paid in cash), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the current market price per share (as defined in Section 10.06(e) below) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors of the Company, whose determination shall be conclusive evidence of such fair market value) of the portion of the Capital Stock or evidences of indebtedness, securities or assets so distributed or of such rights, warrants or options, in each case as applicable, to one share of Common Stock, and the denominator of which shall be the current market price per share (as defined in Section 10.06(e) below) of the Common Stock on such record date; provided that if the numerator of the foregoing fraction is less than $1.00 (including a negative amount), then in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the Common Stock issuable upon such conversion, the distribution such Holder would have received had such Holder converted its Security immediately prior to the record date for such distribution. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                  (d) In case the Company or any of its Subsidiaries shall repurchase (including by way of tender offer) shares of Common Stock, and the fair market value of the sum of (i) the aggregate consideration paid for such Common Stock and (ii) the aggregate fair market value of any amounts previously paid for the repurchase of Common Stock of a type described in this paragraph (d) within the 12 months preceding the date of purchase of such shares of Common Stock in respect of which no adjustment pursuant to this Section 10.06 previously has been made, exceeds 5% of Common Stock Market Capitalization on the date of, and after giving effect to, such repurchase, then the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the

         Conversion Price in effect immediately prior to the date of such purchase by a fraction, the numerator of which shall be the current market price per share (as defined in Section 10.06(e) below) of the Common Stock on the date of such repurchase, less the quotient obtained by dividing the Aggregate Market Premium involved in such repurchase (as defined hereinafter) by the difference between the number of shares of Common Stock outstanding before such repurchase and the number of shares of Common Stock the subject of such repurchase, and the denominator of which shall be the current market price per share (as defined in Section 10.06(e) below) of the Common Stock on the date of such repurchase. Such adjustment shall become effective immediately after the date of such repurchase. For purposes of this subsection (d), the "Aggregate Market Premium" is the excess, if any, of the aggregate repurchase price paid for all such Common Stock over the aggregate current market value per share (as defined in subsection (e) below) of all such repurchased stock, determined with respect to each share involved in each such repurchase as of the date of repurchase with respect to such share.

                  (e) In case someone other than the Company or one of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock in which, as of the closing date of the offer, the Company's Board of Directors is not recommending rejection of the offer, the Conversion Price will be adjusted as provided in subsection (d) above. The adjustment referred to in this clause will only be made if:

                           (i) the tender offer or exchange offer is for an
                  amount that increases the offeror's ownership of common stock to more than 50% of the aggregate ordinary voting power represented by the Company's issued and outstanding Voting Stock; and

                           (ii) cash and the value of any other consideration
                  included in the payment per share of Common Stock exceeds the current market price per share of Common Stock on the Business Day next succeeding the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer.

         However, the adjustment referred to in this subsection (e) will not be made if as of the closing of the offer, the offering documents disclose a plan or an intention to cause the Company to engage in a consolidation or merger of the Company or a sale of all or substantially all of the Company's assets.

                  For the purpose of any computation under Sections 10.06(b),
         (c) and (d) above and this Section 10.06(e), the current market price per share of Common Stock on any date shall be deemed to be the average of the Closing Prices per share of Common Stock for 20 consecutive Trading Days commencing 30 Trading Days before the record date with respect to any distribution, issuance or other event requiring such computation. The "Closing Price" with respect to the Common Stock for any day shall mean the closing sale price, regular way, per share of Common Stock on such day or, in case no such sale of Common Stock takes place on such day, the average of the reported closing bid and asked prices, regular way, per share of Common Stock in each case on the NASDAQ Stock Market or principal national securities exchange or other quotation system on which the Common Stock is quoted or listed or admitted to trading on such day, or, if the Common Stock is not so quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices per share of Common Stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if such average is not so available, determined in such manner as furnished by any NASDAQ Stock Market member firm selected from time to time by the Board of Directors for that purpose, or if not so determinable as provided under any applicable alternative above, a price per share of Common Stock determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive. "Common Stock Market Capitalization" means, as of any date of calculation, the average Closing Price of the Common Stock on the 10 Trading Days immediately prior to such date of calculation multiplied by the average aggregate number of shares of Common Stock outstanding on the 10 Trading Days immediately prior to such date of calculation.

                  (f) To the extent that the Company adopts any future rights plan, upon conversion of the Securities into Common Stock, Securityholders will receive, in addition to Common Stock, the rights under the future rights plan whether or not the rights have separated from the Common Stock at the time of conversion and no adjustment to the Conversion Price will be made in accordance with paragraph (c).

                  (g) In case the Company shall declare a cash dividend or distribution to all of the holders of Common Stock, the Conversion Price shall be decreased so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date for such dividend or distribution by a fraction,

                           (i) the numerator of which shall be the average of
                  the Closing Prices of the Common Stock price for the three consecutive trading days ending on the date immediately preceding the record date for such dividend or distribution (the "Pre-Dividend Sale Price"), minus the full amount of such cash dividend or distribution applicable to one share of Common Stock, and

                           (ii) the denominator of which shall be the
                  Pre-Dividend Sale Price,

                  such adjustment to become effective immediately after the record date for such dividend or distribution; provided that no adjustment to the Conversion Price or the ability of a Holder of a Security to convert will be made pursuant to this Section 10.06(g) if the Company provides that Holders of Securities will participate in such cash dividend or distribution on an as-converted basis without conversion and provided further, that if the numerator of the foregoing fraction is less than $1.00 (including a negative amount), then in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the Common Stock issuable upon such conversion, the amount of cash such Holder would have received had such Holder converted its Security immediately prior to the record date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

                  In any case in which this Section 10.06 shall require that an adjustment be made immediately following a record date established for purposes of Section 10.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 10.06) issuing to the holder of any Security converted after such record date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

                  If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Price shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article X with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article X.

                  SECTION 10.07. No Adjustment. No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 10.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article X shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  No adjustment need be made for a transaction referred to in
Section 10.06 if Holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by Holders may include participation upon conversion; provided that an adjustment shall be made at such time as the Holders are no longer entitled to participate.

                  No adjustment need be made for rights to purchase Common Stock or issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

                  No adjustment need be made for a change in the par value or a change to no par value of the Common Stock.

                  To the extent that the Securities become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

                  SECTION 10.08. Equivalent Adjustments. In the event that, as a result of an adjustment made pursuant to Section 10.06 above, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article X.

                  SECTION 10.09. Adjustment for Tax Purposes. The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 10.06, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution or securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

                  SECTION 10.10. Notice of Adjustment. Whenever the Conversion Price is adjusted, or Securityholders become entitled to other securities or due bills, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment and the Trustee may conclusively assume that, unless and until such certificate is received by it, no such adjustment is required.

                  SECTION 10.11. Notice of Certain Transactions. In case:

                  (a) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

                  (b) the Company shall authorize the granting to the holders of its Common Stock of rights, warrants or options to subscribe for or purchase any share of any class or any other rights, warrants or options; or

                  (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger, or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Securities at its address appearing on the list provided for in Section 2.05, as promptly as possible but in any event at least ten days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, share exchange, transfer, dissolution, liquidation or winding-up.

                  SECTION 10.12. Effect of Reclassification, Consolidation, Merger, Share Exchange or Sale on Conversion Privilege. If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (ii) any consolidation, combination, merger or share exchange to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (iii) any sale or conveyance of all or substantially all of the assets of the Company, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, share exchange, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of Capital Stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, share exchange, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, share exchange, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article X. If, in the case of any such consolidation, merger, share exchange, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of Capital Stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provision of this

Section 10.12 shall similarly apply to successive consolidations, mergers, share exchanges, sales or conveyances. Notwithstanding the foregoing, a distribution by the Company to all holders of its Common Stock for which an adjustment to the Conversion Price or provision for conversion of the Securities may be made pursuant to Section 10.06 shall not be deemed to be a sale or conveyance of all or substantially all of the assets of the Company for purposes of this Section 10.12.

                  In the event the Company shall execute a supplemental indenture pursuant to this Section 10.12, the Company shall promptly file with the Trustee an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture and an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, share exchange, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with.

                  SECTION 10.13. Trustee's Disclaimer. The Trustee has no duty to determine when an adjustment under this Article X should be made, how it should be made or what such adjustment should be made, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.10. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article X. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 10.13 as the Trustee.

                  The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.12.

                  SECTION 10.14. Voluntary Reduction. The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 Trading Days or such longer period as may be required by law and if the reduction is irrevocable during the period; provided that in no event may the Conversion Price be less than the par value of a share of Common Stock. Any reduction in the conversion price described in this paragraph will be subject to stockholder approval, to the extent necessary, in accordance with the applicable rules of Nasdaq or any other national stock exchange on which the Company's common stock is listed.

                  SECTION 10.15. Simultaneous Adjustments. In the event that this Article X requires adjustments to the Conversion Price under more than one of Sections 10.06(c), (d) and

(e), and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 10.06(d) or (e), as applicable, and, second, the provisions of Section 10.06(c). If more than one event requiring adjustment pursuant to Section 10.06 shall occur before completing the determination of the Conversion Price for the first event requiring such adjustment, then the Board of Directors (whose determination shall, if made in good faith, be conclusive) shall make such adjustments to the Conversion Price (and the calculation thereof) after giving effect to all such events as shall preserve for Securityholders the Conversion Price protection provided in Section 10.06.

                                   ARTICLE XI

                                   GUARANTEES

                  SECTION 11.01. Guarantees.

                  (a) For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Guarantors hereby jointly and severally and irrevocably and unconditionally guarantees to the Trustee and to each Holder of a Security authenticated and delivered by the Trustee irrespective of the validity or enforceability of this Indenture or the Securities or the Obligations of the Company and the Guarantors under this Indenture, that: (i) the principal of, premium, if any, and any interest, on the Securities (including, without limitation, contingent interest and any interest that accrues after the filing of a proceeding of the type described in Sections 6.01(e) and (f)), Liquidated Damages, if any, on the Securities and any fees, expenses and other amounts owing under this Indenture will be duly and punctually paid in full when due, whether at Stated Maturity, by acceleration, call for redemption, upon a Purchase Notice, a Change in Control Offer, purchase or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and any other amounts due in respect of the Securities, and all other Obligations of the Company and the Guarantors to the Holders of the Securities under this Indenture and the Securities, whether now or hereafter existing, will be promptly paid in full or performed, all strictly in accordance with the terms hereof and of the Securities; and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, call for redemption, upon a Purchase Notice, a Change in Control Offer, purchase or otherwise. If payment is not made when due of any amount so guaranteed for whatever reason, each Guarantor shall be jointly and severally obligated to pay the same individually whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section
         6.02. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. An Event of Default under this Indenture or the Securities shall constitute an Event of Default under this Guarantee, and shall entitle the Holders to accelerate the Obligations of each Guarantor hereunder in the same manner and to the same extent as the Obligations of the Company. This Guarantee is intended to be superior to or pari passu in right of payment with all indebtedness of the Guarantors and each Guarantor's Obligations are independent of any Obligation of the Company or any other Guarantor.

                  (b) Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations under this Indenture or the Securities and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Obligations. The Obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any guarantee thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them;
         (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Guarantor.

                  (c) The Obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations of the Company or otherwise. Without limiting the generality of the foregoing, the Obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations of the Company, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

                  (d) Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, on or interest (including contingent interest, if any), and Liquidated Damages, if any, on any Obligation of the Company is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  (e) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, premium, if any, on or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

                  (f) Until such time as the Securities and the other Obligations of the Company guaranteed hereby have been satisfied in full, each Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Company or any other Guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under this Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Holders or the Trustee against the Company or any other Guarantor or any security, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any other Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to such Guarantor in violation of the preceding sentence at any time prior to the later of the payments in full of the Securities and all other amounts payable under this Indenture, this Guarantee and the Stated Maturity of the Securities, such amount shall be held in trust for the benefit of the Holders and the Trustee and shall forthwith be paid to the Trustee to be credited and applied to the Securities and all other amounts payable under this Guarantee, whether matured or unmatured, in accordance with the terms of this Indenture, or to be held as security for any Obligations or other amounts payable under this Guarantee thereafter arising.

                  (g) Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.01 is knowingly made in contemplation of such benefits. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article 11, the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and
         (y) in the event of any acceleration of such Obligations guaranteed hereby as provided in Article 6, such Obligations (whether or not due and payable) shall further then become due and payable by the Guarantors for the purposes of this Guarantee.

                  (h) A Guarantor that makes a distribution or payment under a Guarantee shall be entitled to contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each such other Guarantor for all payments, damages and expenses incurred by that Guarantor in discharging the Company's obligations with respect to the Securities and this Indenture or any other Guarantor with respect to its Guarantee, so long as the exercise of such right does not impair the rights of the Holders of the Securities under the Guarantees.

                  (i) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

                  SECTION 11.02. Limitation on Liability.

                  Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, void, voidable or unenforceable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. To effectuate the foregoing intention, the Obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Guarantee or pursuant to its contribution Obligations hereunder, result in the Obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law or otherwise not being void, voidable or unenforceable under any bankruptcy, reorganization, receivership, insolvency, liquidation or other similar legislation or legal principles under any applicable foreign law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

                  SECTION 11.03. Execution and Delivery of Guarantees.

                  To further evidence its Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that notation of such Guarantee shall be endorsed on each Security authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an authorized officer of such Guarantor. Each Guarantor hereby agrees that its Guarantee set forth in
Section 11.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. If an officer of a Guarantor whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Guarantor's Guarantee of such Security shall be valid nevertheless. The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

                  SECTION 11.04. When a Guarantor May Merge, etc.

                  No Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving person) another corporation, Person or entity whether or not affiliated with such Guarantor (but excluding any consolidation, amalgamation or merger if the surviving corporation is no longer a Subsidiary) unless (i) subject to the provisions of Section 11.07 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the Obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee under the Securities and this Indenture and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists. In connection with any such consolidation or merger, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel stating that such consolidation or merger is permitted by this Section 11.04.

                  SECTION 11.05. No Waiver.

                  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this
Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

                  SECTION 11.06. Modification.

                  No modification, amendment or waiver of any provision of this
Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 11.07. Release of Guarantor.

                  Upon the sale or other transfer of all or substantially all of the Capital Stock or all or substantially all of the assets of a Guarantor to any Person that is not an Affiliate of the Company in compliance with the terms of this Indenture (including, without limitation, Section 11.04 hereof) and in a transaction that does not result in a Default or an Event of Default being in existence or continuing immediately thereafter, such Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Indenture without any further action required on the part of the Trustee or any Holder. The Trustee shall deliver at the expense of the Company an appropriate instrument or instruments evidencing such release upon receipt of a request of the Company accompanied by an Officers' Certificate and Opinion of

Counsel certifying as to the compliance with this Section 11.07 and the other applicable provisions of this Indenture.

                  SECTION 11.08. Execution of Supplemental Indentures for Future Guarantors.

                  Any Domestic Subsidiary that guarantees any debt securities of the Company (excluding bank credit facilities) is required to become a Guarantor (but only so long as such other guarantees continue in effect) and the Company shall cause each such Subsidiary to promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Guarantor under this Article 11 and shall guarantee the Obligations of the Company under the Securities and this Indenture. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, and subject to other exceptions reasonably satisfactory to the Trustee, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, and as to any such other matters as the Trustee may reasonably request.

                                  ARTICLE XII

                                  MISCELLANEOUS

                  SECTION 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 12.02. Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows, or transmitted by facsimile transmission (confirmed orally) to the following facsimile numbers:

                  if to the Company, to:

                  10990 Roe Avenue
                  Overland Park, KS  66211
                  Attention:  Chief Financial Officer
                  Facsimile No.:  (913) 696-6116
                  in either case, with a copy to:

                  Fulbright & Jaworski L.L.P.
                  1301 McKinney, Suite 5100
                  Houston, TX  77010
                  Attention:  Charles L. Strauss
                  Facsimile No.:  (713) 651-5246

                  if to the Trustee, to:

                  Deutsche Bank Trust Company Americas
                  60 Wall Street
                  27th Floor
                  New York, New York 10005
                  Attention:  Corporate Trust and Agency Services
                  Facsimile No.:  (212) 797-8614

                  with a copy to:

                  Seward & Kissel LLP
                  One Battery Park Plaza
                  New York, NY  10007
                  Attention:  Meredith Elliott
                  Facsimile No.:  (212) 480-8421

                  The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

                  If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

                  SECTION 12.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the

Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such eligible and qualified Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable case should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating the information on which counsel is relying unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  SECTION 12.05. Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (a) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

                  (c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement that, in the opinion of such person, such covenant or condition has been complied with.

                  SECTION 12.06. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 12.07. Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

                  SECTION 12.08. Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest (including contingent interest, if any) or Liquidated Damages, if any, shall accrue for the intervening period.

                  SECTION 12.09. Governing Law. THIS INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 12.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 12.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

                  SECTION 12.12. Multiple Originals. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.


                                               YELLOW CORPORATION


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                               DEUTSCHE BANK TRUST COMPANY
                                                 AMERICAS


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                               YELLOW DOT COM SUBSIDIARY, INC.
                                               MERIDIAN IQ, LLC
                                               YELLOW GPS, LLC
                                               GLOBE.COM LINES, INC.
                                               MEGASYS, INC.


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                               YELLOW TRANSPORTATION, INC.


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                               YELLOW TECHNOLOGIES, INC.


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                               MISSION SUPPLY CO.
                                               YELLOW REDEVELOPMENT CORP.
                                               YELLOW RELOCATION SERVICES, INC.


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                                                     EXHIBIT A-1

                        [FORM OF FACE OF GLOBAL SECURITY]

                  FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS SECURITY IS SUBJECT TO THE TREASURY REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS (THE "CONTINGENT PAYMENT DEBT REGULATIONS"). UNDER THE CONTINGENT PAYMENT DEBT REGULATIONS, EACH HOLDER OF THIS SECURITY, REGARDLESS OF ITS METHOD OF ACCOUNTING FOR U.S. FEDERAL INCOME TAX PURPOSES, WILL BE REQUIRED TO ACCRUE INTEREST INCOME ON THIS SECURITY ON A CONSTANT YIELD BASIS AT AN ASSUMED YIELD OF 8.10% PER ANNUM COMPOUNDED SEMI-ANNUALLY (THE "COMPARABLE YIELD") DETERMINED AT THE TIME OF ISSUANCE. THIS ACCRUED INTEREST INCOME WILL BE IN EXCESS OF THE REGULAR INTEREST PAYMENTS. FOR PURPOSES OF DETERMINING THE AMOUNT AND TIMING OF INTEREST INCOME THAT A HOLDER WILL BE REQUIRED TO ACCRUE, YELLOW CORPORATION (THE "COMPANY") HAS CONSTRUCTED A "PROJECTED PAYMENT SCHEDULE". HOLDERS OF THIS SECURITY MAY OBTAIN INFORMATION REGARDING THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: YELLOW CORPORATION, 10990 ROE AVENUE, OVERLAND PARK, KANSAS 66211, ATTN.: CHIEF FINANCIAL OFFICER, SUCH INFORMATION TO BE MADE AVAILABLE, BEGINNING NO LATER THAN 10 DAYS AFTER THE ISSUE DATE, PROMPTLY UPON REQUEST.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                  THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY, AND THE COMMON STOCK DELIVERABLE UPON CONVERSION HEREOF


                                     A-1-1

MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                  THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.


                                     A-1-2

                               YELLOW CORPORATION

               3.375% Contingent Convertible Senior Notes due 2023

No.: A-1                                                       CUSIP: 985509AP3

Issue Date: November 25, 2003                    Principal Amount: $150,000,000

                  YELLOW CORPORATION, a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the Principal Amount as set forth on Schedule I hereto, on November 25, 2023, subject to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Security is convertible as specified on the other side of this Security.

                  Interest Payment Dates: November 25 and May 25, commencing May 25, 2004

                  Record Dates: November 1 and May 1


Dated:

                                               YELLOW CORPORATION


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                     A-1-3

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Deutsche Bank Trust Company Americas, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.



By:
    ------------------------------
    Authorized Signatory


Dated:


                                     A-1-4

                         [FORM OF REVERSE SIDE OF NOTE]

                               YELLOW CORPORATION

               3.375% Contingent Convertible Senior Notes Due 2023

1.       Interest.

                  This Security shall accrue interest at an initial rate of 3.375% per annum. The Company promises to pay interest on the Securities in cash semiannually on each November 25 and May 25, commencing May 25, 2004, to Holders of record on the immediately preceding November 1 and May 1, respectively, whether or not such day is a Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from November 25, 2003, until the Principal Amount is paid or duly made available for payment. The Company will pay interest on any overdue Principal Amount at the interest rate borne by the Securities at the time such interest on the overdue Principal Amount accrues, compounded semiannually, and it shall pay interest on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace period), at the same interest rate compounded semiannually. Interest (including contingent interest, if any) on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  The Company shall pay contingent interest to the Holders during any six-month period (a "Contingent Interest Period") from November 30 to May 29 and from May 30 to November 29, with the initial six-month period commencing November 30, 2012, if the average Security Trading Price for the five Trading Day period ending on the third Trading Day immediately preceding the first day of the applicable Contingent Interest Period equals $1,200 or more. The amount of contingent interest payable per $1,000 principal amount of Securities in respect of any Contingent Interest Period shall equal the greater of (i) 0.5% per annum of the principal amount of the Securities and (ii) 0.5% per annum of the average Trading Price of the Securities for the five Trading Day period immediately proceeding such six-month period. The Company will pay contingent interest, if any, in the same manner as it will pay interest as described above.

2.       Method of Payment.

                  The Company will pay interest (including contingent interest, if any) and Liquidated Damages, if any, on this Security (except defaulted interest) to the Person who is the registered Holder of this Security at the close of business on November 1 or May 1, as the case may be, next preceding the related interest payment date. Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the Redemption Price, Purchase Price, Change in Control Purchase Price and the Principal Amount at Stated Maturity, as the case may be, to the Holder who surrenders a Security to a Paying Agent to collect such payments in respect of the Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest (including contingent interest, if any), Liquidated Damages, if any, the Redemption Price, Purchase Price, Change in Control Purchase Price and the Principal Amount at Stated Maturity, as the case may be, by check or wire payable in such money; provided, however, that a Holder holding Securities with an aggregate Principal Amount in excess of


                                     A-1-5

$1,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder. The Company may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.       Paying Agent, Conversion Agent and Registrar.

                  Initially, Deutsche Bank Trust Company Americas (the "Trustee") will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4.       Indenture.

                  The Company issued the Securities under an Indenture dated as of November 25, 2003 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

                  The Securities are limited to $150,000,000 aggregate Principal Amount (which shall include the Initial Purchasers' option to purchase up to $20,000,000 of additional Securities) (subject to Section 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.       Redemption at the Option of the Company.

                  No sinking fund is provided for the Securities. The Securities are not redeemable prior to November 30, 2012. Beginning on November 30, 2012 and during the periods thereafter to maturity, the Securities are redeemable as a whole, or from time to time in part, in any integral multiple of $1,000, at any time at the option of the Company at a Redemption Price equal to 100% of the Principal Amount, together with accrued and unpaid interest (including contingent interest, if any) and Liquidated Damages, if any, thereon, up to but not including the Redemption Date; provided that, if the Redemption Date is on or after an interest record date but on or prior to the related interest payment date, interest and Liquidated Damages, if any, will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date.

6.       Purchase By the Company at the Option of the Holder.

                  Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by


                                     A-1-6
such Holder, in any integral multiple of $1,000, on November 25, 2012, November 25, 2015 and November 25, 2020 (each, a "Purchase Date") at a purchase price per Security equal to 100% of the aggregate Principal Amount of the Security (the "Purchase Price"), together with accrued and unpaid interest (including contingent interest, if any) and Liquidated Damages, if any, thereon, up to but not including the Purchase Date (provided that, if the Purchase Date is on or after an interest record date but on or prior to the related interest payment date, accrued and unpaid interest, if any (including contingent interest, if any), and Liquidated Damages, if any, will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date) upon delivery of a Purchase Notice containing the information set forth in the Indenture, together with the Securities subject thereto, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the Business Day prior to such Purchase Date, and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

                  At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Securities held by such Holder after the occurrence of a Change in Control of the Company for a Change in Control Purchase Price equal to 100% of the Principal Amount thereof plus accrued and unpaid interest (including contingent interest, if any) and Liquidated Damages, if any, thereon, up to but not including the Change in Control Purchase Date which Change in Control Purchase Price shall be paid in cash. Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

                  If cash sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, and accrued and unpaid interest (including contingent interest, if any) and Liquidated Damages, if any, of all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, interest (including contingent interest, if any) and Liquidated Damages, if any, cease to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Change in Control Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, upon surrender of such Security.

7.       Notice of Redemption.

                  Notice of redemption pursuant to paragraph 5 of this Security will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest (including contingent interest, if any) and Liquidated Damages, if any, cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Principal Amount.


                                     A-1-7

8.       Conversion.

                  Subject to the provisions of Article X of the Indenture, a Holder of a Security may convert such Security into shares of Common Stock of the Company if any of the conditions specified in paragraphs (a) through (e) of
Section 10.01 of the Indenture is satisfied; provided, however, that if such Security is called for redemption, the conversion right will terminate at the close of business on the second Business Day before the Redemption Date of such Security (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such Default is cured and such Security is redeemed). The initial conversion price is $46.00 per share, subject to adjustment under certain circumstances as described in the Indenture (the "Conversion Price"). The number of shares issuable upon conversion of a Security is determined by dividing the principal amount converted by the Conversion Price in effect on the Conversion Date. In the event of a conversion of a Security in a Principal Value Conversion, the Company has the option to deliver cash and/or Common Stock to the Holder of the Security surrendered for such conversion as provided in
Section 10.02 of the Indenture. Upon conversion, no adjustment for interest, if any (including contingent interest, if any), or dividends will be made. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the current market price (as defined in the Indenture) of the Common Stock on the last Trading Day prior to the date of conversion.

                  To convert a Security, a Holder must (a) complete and sign the conversion notice set forth below and deliver such notice to the Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (d) pay any transfer or similar tax, if required and (e) if the Security is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Depositary's book-entry conversion programs. If a Holder surrenders a Security for conversion between the record date for the payment of an installment of interest and the next interest payment date, the Security must be accompanied by payment of an amount equal to the interest (including contingent interest, if any) and Liquidated Damages, if any, payable on such interest payment date on the principal amount of the Security or portion thereof then converted; provided, however, that no such payment shall be required if such Security has been called for redemption on a Redemption Date within the period between and including such record date and such interest payment date, or if such Security is surrendered for conversion on the interest payment date. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.

                  A Security in respect of which a Holder has delivered a Purchase Notice or a Change in Control Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Security as provided in
Section 3.08 or Section 3.09, respectively, of the Indenture may be converted only if such notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture.

9.       Denominations; Transfer; Exchange.

                  The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or

                                     A-1-8
exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or a Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

10.      Persons Deemed Owners.

                  The registered Holder of this Security may be treated as the owner of this Security for all purposes.

11.      Unclaimed Money or Securities.

                  The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company, for payment as general creditors unless an applicable abandoned property law designates another person.

12.      Amendment; Waiver.

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities so long as such changes, other than those in clause (ii), do not adversely affect the interest of Securityholders (i) to cure any ambiguity, omission, defect or inconsistency,
(ii) to comply with Article V or Section 10.01(e) or Section 10.12 of the Indenture, (iii) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee, or (iv) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

13.      Defaults and Remedies.

                  Under the Indenture, Events of Default include, in summary form, (i) default in the payment of any interest (including contingent interest, if any) or Liquidated Damages, if any, on any Securities when the same becomes due and payable and such default continues for 30 days; (ii) default in payment of the Principal Amount, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable; (iii) failure by the Company in the performance, or breach, of any of the Company's other covenants in the Indenture which are not remedied within 45 days;


                                     A-1-9

(iv) defaults by the Company in the payment at final maturity (giving effect to any applicable grace periods and any extension thereof) of the stated principal amount of any of the Company's or its Subsidiaries indebtedness, or acceleration of the final stated maturity of any such indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Subsidiary of notice of any such acceleration) if the aggregate principal amount of such indebtedness aggregates $20,000,000 or more at any time; (v) the Company or a Significant Subsidiary fails to pay when due any final, non-appealable judgment (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $20,000,000, which judgments are not stayed, bonded or discharged within 60 days after its entry; (vi) failure by the Company to issue Common Stock upon conversion of Securities by a Holder in accordance with the provisions of the Indenture; (vii) a Guarantee by a Guarantor that is a Significant Subsidiary ceases to be or is asserted by the Company or any Guarantor not to be in full force and effect (other than in accordance with the terms of the Indenture and such Guarantees); and (viii) certain events of bankruptcy or insolvency.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

14.      Trustee Dealings with the Company.

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.      No Recourse Against Others.

                  A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.      Authentication.

                  This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

17.      Abbreviations.

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM ("tenants in common"), TEN ENT ("tenants by the entireties"), JT


                                     A-1-10

TEN ("Joint tenants with right of survivorship and not as tenants in common"), CUST ("custodian") and U/G/M/A ("Uniform Gift to Minors Act").

18.      Governing Law.

                  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

                  The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                  Yellow Corporation
                  10990 Roe Avenue
                  Overland Park, KS  66211
                  Attn.:  Chief Financial Officer



                                     A-1-11

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


--------------------------------------------------------------------------------
                   (Insert assignee's soc. sec. or tax ID no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


                                     A-1-12

                                CONVERSION NOTICE

                  To convert this Security into Common Stock of the Company, check the box [ ]

                  To convert only part of this Security, state the Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000):
         ----------------------------------------------------------------------

                  If you want the stock certificate made out in another person's name fill in the form below:


--------------------------------------------------------------------------------
                (Insert the other person's soc. sec. tax ID no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            (Print or type other person's name, address and zip code)



Your Signature:                                         Date:
                -------------------------------------         ------------------
     (Sign exactly as your name appears on the other side of this Security)


Signature Guaranteed


-------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program


By:
    --------------------------------
    Authorized Signatory


                                     A-1-13

                                    GUARANTEE

                  Subject to the limitations set forth in the Indenture, the Guarantors (as defined in the Indenture referred to in this Security and each hereinafter referred to as a "GUARANTOR," which term includes any successor or additional Guarantor under the Indenture) have jointly and severally, irrevocably and unconditionally guaranteed (a) the due and punctual payment of the principal (and premium, if any) of and interest (including contingent interest, if any, and Liquidated Damages, if any), on the Securities, whether at Stated Maturity, by acceleration, call for redemption, upon a Purchase Notice, a Change in Control Offer, purchase or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest (including contingent interest), on the Securities to the extent lawful, (c) the due and punctual performance of all other Obligations of the Company and the Guarantors to the Holders under the Indenture and the Securities and (d) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, call for redemption, upon a Purchase Notice, a Change in Control Offer, purchase or otherwise.

                  Payment on each Security is guaranteed, jointly and severally, by the Guarantors pursuant to Article 11 of the Indenture and reference is made to such Indenture for the precise terms of the Guarantees.

                  The Obligations of each Guarantor are limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Guarantee or pursuant to its contribution Obligations under the Indenture, result in the Obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any applicable federal or state law or not otherwise being void, voidable or unenforceable under any applicable bankruptcy, reorganization, receivership, liquidation or other similar legislation or legal principles under any applicable federal or foreign law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

                  Guarantors may be released from their Guarantees upon the terms and subject to the conditions provided in the Indenture.

                  The Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions in the Indenture.


                                     A-1-14

                                               YELLOW DOT COM SUBSIDIARY, INC.
                                               MERIDIAN IQ, LLC
                                               YELLOW GPS, LLC
                                               GLOBE.COM LINES, INC.
                                               MEGASYS, INC.


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                               YELLOW TRANSPORTATION, INC.


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                               YELLOW TECHNOLOGIES, INC.


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                               MISSION SUPPLY CO.
                                               YELLOW REDEVELOPMENT CORP.
                                               YELLOW RELOCATION SERVICES, INC.


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                     A-1-15

                                   SCHEDULE I

                               YELLOW CORPORATION

               3.375% Contingent Convertible Senior Notes due 2023

DATE                        PRINCIPAL AMOUNT            NOTATION
November 25, 2003           $150,000,000


                                     A-1-16

                                                                     EXHIBIT A-2

                         [FORM OF CERTIFICATED SECURITY]

                  FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS SECURITY IS SUBJECT TO THE TREASURY REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS (THE "CONTINGENT PAYMENT DEBT REGULATIONS"). UNDER THE CONTINGENT PAYMENT DEBT REGULATIONS, EACH HOLDER OF THIS SECURITY, REGARDLESS OF ITS METHOD OF ACCOUNTING FOR U.S. FEDERAL INCOME TAX PURPOSES, WILL BE REQUIRED TO ACCRUE INTEREST INCOME ON THIS SECURITY ON A CONSTANT YIELD BASIS AT AN ASSUMED YIELD OF 8.10% PER ANNUM COMPOUNDED SEMI-ANNUALLY (THE "COMPARABLE YIELD") DETERMINED AT THE TIME OF ISSUANCE. THIS ACCRUED INTEREST INCOME WILL BE IN EXCESS OF THE REGULAR INTEREST PAYMENTS. FOR PURPOSES OF DETERMINING THE AMOUNT AND TIMING OF INTEREST INCOME THAT A HOLDER WILL BE REQUIRED TO ACCRUE, YELLOW CORPORATION (THE "COMPANY") HAS CONSTRUCTED A "PROJECTED PAYMENT SCHEDULE". HOLDERS OF THIS SECURITY MAY OBTAIN INFORMATION REGARDING THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: YELLOW CORPORATION, 10990 ROE AVENUE, OVERLAND PARK, KANSAS 66211, ATTN.: CHIEF FINANCIAL OFFICER, SUCH INFORMATION TO BE MADE AVAILABLE, BEGINNING NO LATER THAN 10 DAYS AFTER THE ISSUE DATE, PROMPTLY UPON REQUEST.

                  THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY AND THE COMMON STOCK DELIVERABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.


                                     A-2-1

                  THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.


                                     A-2-2

                               YELLOW CORPORATION

               3.375% Contingent Convertible Senior Notes Due 2023

No.:                                                            CUSIP: 985509AP3

Issue Date: November 25, 2003                       Principal Amount:

                  YELLOW CORPORATION, a Delaware corporation, promises to pay to ______________________________ or registered assigns, the Principal Amount of, on November 25, 2023, subject to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Security is convertible as specified on the other side of this Security.

                  Interest Payment Dates: November 25 and May 25, commencing May 25, 2004

                  Record Dates: November 1 and May 1


Dated:

                                               YELLOW CORPORATION


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                     A-2-3

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  Deutsche Bank Trust Company Americas, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.



By:
    --------------------------
    Authorized Signatory


Dated:


                                     A-2-4

               [FORM OF REVERSE SIDE IS IDENTICAL TO EXHIBIT A-1]











                                     A-2-5

                                                                       EXHIBIT B

                              TRANSFER CERTIFICATE

                  In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $[ ] Principal Amount of the above-captioned Securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities deliverable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

                  [ ] A transfer of the Surrendered Securities is made to the Company or any subsidiaries; or

                  [ ] The transfer of the Surrendered Securities complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"); or

                  [ ] The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

                  [ ] The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act;

and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

                  [ ]      The transferee is an Affiliate of the Company.

Date:

                                               ---------------------------------
                                               Signature(s)

                  (If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Signature Guaranteed


-------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program


By:
    ---------------------------------
       Authorized Signatory

                                                                       EXHIBIT C


                         FORM OF SUPPLEMENTAL INDENTURE


                  SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of _______________, among [GUARANTOR] (the "NEW GUARANTOR"), a subsidiary of Yellow Corporation (or its successor), a Delaware corporation (the "COMPANY"), the Company, the Guarantors (the "EXISTING GUARANTORS") under the Indenture referred to below, and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee under the Indenture referred to below (the "TRUSTEE").



                                   WITNESSETH:

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the "INDENTURE"), dated as of November 25, 2003, providing for the issuance of an aggregate principal amount of up to $150,000,000 (including the Initial Purchasers' option to purchase $20,000,000 of additional Notes) of 3.375% Contingent Convertible Senior Notes due 2023 (the "SECURITIES");

                  WHEREAS, Section 11.08 of the Indenture provides that the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall jointly and severally and unconditionally and irrevocably guarantee all of the Company's Obligations under the Securities and the Indenture pursuant to a Guarantee contained in the Indenture on the terms and conditions set forth herein; and

                  WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

                  1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "HEREIN," "HEREOF" and "HEREBY" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                  2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally and unconditionally and irrevocably, with all other Guarantors, to guarantee the Company's Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, the New Guarantor shall be a Guarantor for all purposes under the Indenture and the Securities.

                  3. Ratification of Indenture; Supplemental Indentures Part of Indentures. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

                  4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

                  6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                               [NEW GUARANTOR]


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                               YELLOW CORPORATION


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                               YELLOW DOT COM SUBSIDIARY, INC.
                                               MERIDIAN IQ, LLC
                                               YELLOW GPS, LLC
                                               GLOBE.COM LINES, INC.
                                               MEGASYS, INC.


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                               YELLOW TRANSPORTATION, INC.


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                               YELLOW TECHNOLOGIES, INC.


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                               MISSION SUPPLY CO.
                                               YELLOW REDEVELOPMENT CORP.
                                               YELLOW RELOCATION SERVICES, INC.


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title: